AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON May 16, 2007.
REGISTRATION NO. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM S-8
 REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LEGEND MOBILE, INC.
 (Exact name of registrant as specified in its charter)

DELAWARE 38-3399098 (State or other jurisdiction of (I.R.S. Employer No.) incorporation or organization) Identification Number)

244 Fifth Ave Ste. P204
New York , NY 10001
 212-252-2459
(Address, including ZIP code, and telephone number, including area code, of registrant's principal executive office)

2007 CONSULTANT PLAN

2007 STOCK PLAN
 (Full title of the Plans)

PETER KLAMKA
CHAIRMAN AND CHIEF EXECUTIVE OFFICER
LEGEND MOBILE, INC.
244 Fifth Ave Ste. P204
New York , NY 10001
 212-252-2459

(Name, address and telephone number of agent of services)

WITH COPIES TO:

HANK GRACIN, ESQ.
LEHMAN & EILEN LLP
20283 State Road 7, Suite 300
Boca Raton, FL 33498
(561) 237-0804

(Name, address and telephone number)

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, check the following box |X|

                         CALCULATION OF REGISTRATION FEE

                                                         PROPOSED MAXIMUM     PROPOSED MAXIMUM     PROPOSED AGGREGATE          AMOUNT OF
             TITLE OF SECURITIES                              AMOUNT         OFFERING PRICE PER     OFFERING              REGISTRATION
              BEING REGISTERED                           TO BE REGISTERED          SHARE           PRICE (1)                    FEE
Common Stock, par value $0.001 per share,                    6,000,000               $.017           $102,000                     $3.13

under 2007 Consultant Plan
Common Stock, par value $0.001 per share,                    1,000,000               $.017            $17,000                     $0.52
under 2007 Stock Plan1,750,000

(1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457, on the basis of the average of the bid and asked price of the Registrant's Common Stock as reported on the Over-the-Counter Bulletin Board (the "OTC-BB") on May 9, 2007.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION

See Item 2. below.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

The documents containing the information specified in Part I, Items 1 and 2, will be delivered to each of the participants in accordance with Form S-8 and Rule 428 promulgated under the Securities Act of 1933. The participants shall be provided a written statement notifying them that upon written or oral request they will be provided, without charge, (i) the documents incorporated by reference in Item 3 of Part II of the registration statement, and (ii) other documents required to be delivered pursuant to Rule 428(b). The statement will inform the participants that these documents are incorporated by reference in the Section 10(a) prospectus, and shall include the address (giving title or department) and telephone number to which the request is to be directed.

A copy of any document or part hereof incorporated by reference in this Registration Statement but not delivered with this Prospectus or any document required to be delivered pursuant to Rule 428(b) under the Securities Act will be furnished without charge upon written or oral request. Requests should be addressed to the Chief Financial Officer at 244 Fifth Ave Ste. P204, New York, New York  10001 or directed to the Chief  Financial Officer at 212-252-2459.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents are incorporated by reference in this registration statement:

(a) Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended.

(b) No other reports were filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since December 31, 2006.                                 .

(c) The description of Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on August 26, 1998 under Section 12 of the Securities Exchange Act of 1934.

All documents filed by the Registrant pursuant to Sections 13(a),13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereunder have been sold, or which deregisters all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES

Not applicable. The class of securities to be offered is registered under Section 12 of the Securities Exchange Act of 1934.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

No named expert or counsel was hired on a contingent basis, will receive a direct or indirect interest in the small business issuer, or was a promoter, underwriter, voting trustee, director, officer, or employee of the Registrant.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the General Corporation Law of the State of Delaware (the "GCL") gives the Registrant power to indemnify each of its directors and officers against expenses and liabilities in connection with any proceedings involving him by reason of his being or having been a director or officer if (a) he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant and (b) with respect to any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. However, in a proceeding by or in the right of the Registrant, there shall be no indemnification in respect of any liabilities or expenses if the officer or director shall have been adjudged liable to the Registrant unless the court in such proceeding determines he is entitled to indemnification for such liabilities and/or expenses. Furthermore, no indemnification shall be made to or on behalf of a director or officer if a judgment or other final adjudication adverse to such director or officer establishes that his acts or omissions (a) were in breach of his duty of loyalty to the Registrant and its stockholders,
(b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by the director or officer of an improper personal benefit. The GCL defines an act or omission in breach of a person's duty of loyalty as an act or omission which that person knows or believes to be contrary to the best interests of the Registrant or its stockholders in connection with a matter in which he has a material conflict of interest. If a director or officer is successful in a proceeding, the statute mandates that the Registrant indemnify him against expenses.

The Registrant's Certificate of Incorporation, as permitted by Delaware law, eliminates the personal liability of the directors and officers to the Registrant or its shareholders for monetary damages for breaches of such director's or officer's duty of care or other duties as a director or officer; except liabilities for any breach of duty based upon an act or omission (a) in breach of such person's duty of loyalty to the corporation or its shareholders,
(b) not in good faith or involving a knowing violation of law, or (c) resulting in receipt by such person of an improper personal benefit. This limitation on liability could have the effect of limiting directors' and officers' liability for violations of the federal securities laws. In addition, the Registrant's Certificate of Incorporation and By-Laws provide broad indemnification rights to directors and officers so long as the director or officer acted in a manner believed in good faith to be in or not opposed to the best interest of the Registrant and with respect to criminal proceedings if the director had no reasonable cause to believe his or her conduct was unlawful. The Registrant believes that the protection provided by these provisions will help the Registrant attract and retain qualified individuals to service as officers and directors. These provisions would provide indemnification for liabilities arising under the federal securities laws to the extent that such indemnification is found to be enforceable under, and to be in accordance with, applicable law and generally will limit the remedies available to a shareholder who is dissatisfied with a Board decision protected by these provisions, and such shareholder's only remedy may be to bring a suit to prevent the Board's action.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8. EXHIBITS

EXHIBIT
NUMBER    DESCRIPTION OF DOCUMENT

4.1      Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 of the Registrant's Registration
         Statement on Form SB-2 (File No. 333-51933), as amended (the
         "Registration Statement"))

 4.2     Certificate of Amendment dated June 27, 2002 (incorporated herein by reference to Exhibit 3.01 to Registrant's Current Report on
         Form 8-K filed July 3, 2002)

 4.3     Certificate of Amendment dated January 12, 2004 (incorporated herein by reference to Exhibit 4.3 to Registrant’s Registration

          Statement on Form S-8 (file No. 333-112061))

 4.4     By-Laws of the Company (incorporated herein by reference to Exhibit
         3.2 of the Registrant's Registration Statement)

 4.5     2007 Consultant Stock Plan

 4.6     2007 Stock Plan

 5.1     Opinion of Counsel re: legality of securities being registered

23.1     Consent of Gruber & Company, LLC

23.2     Consent of Counsel (included in Exhibit 5.1)

ITEM 9. UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

ii. To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

iii. To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and
(a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

i. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

ii. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Washtenaw County, State of Michigan, on the 16th day of May, 2007.

LEGEND MOBILE, INC.

By: /s/ Peter Klamka ------------------------------------- Peter Klamka Chairman of the Board of Directors and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Date:   May 16 ,2007                            By:   /s/ Peter Klamka
                                          -------------------------------------
                                          Chairman of the Board of Directors,
                                          President and Chief Executive Officer
                                          (Principal Executive Officer and
                                          Principal Accounting Officer)

                              INDEX TO EXHIBITS

EXHIBIT
NUMBER   DESCRIPTION OF DOCUMENTS

 4.1    Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 of the Registrant's Registration
        Statement on Form SB-2 (File No. 333-51933), as amended (the
        "Registration Statement")

 4.2    Certificate of Amendment dated June 27, 2002 (incorporated herein by reference to Exhibit 3.01 to Registrant's Current Report on Form 8-K
        filed July 3, 2002)

 4.3    Certificate of Amendment dated January 12, 2004 (incorporated herein by reference to Exhibit 4.3 to Registrant’s Registration Statement on

         Form S-8 (file No. 333-112061))

 4.4    By-Laws of the Company (incorporated herein by reference to Exhibit
        3.2 of the Registrant's Registration Statement)

 4.5    2007 Consultant Stock Plan

 4.6    2007 Stock Plan

 5.1    Opinion of counsel re: legality of securities being registered

23.1    Consent of Gruber & Company LLC
23.2    Consent of Counsel (included in Exhibit 5.1)

EXHIBIT 4.5

2007 CONSULTANT STOCK PLAN

I. PURPOSE OF THE PLAN.

The purpose of this Plan is to further the growth of Legend Mobile, Inc. by allowing the Company to compensate Legend consultants and certain other persons providing bona fide services to the Company, through the award of Legend Mobile, Inc. common stock and/or options to purchase same.

II. DEFINITIONS.

Whenever used in this Plan, the following terms shall have the meanings set forth in this Section:

1. "Award" means any grant of Common Stock (or options to purchase Common Stock) made under this Plan.

2. "Board of Directors" means the Board of Directors of Legend Mobile, Inc.

3. "Code" means the Internal Revenue Code of 1986, as amended.

4. "Common Stock" means the common stock, no par value per share, of Legend Mobile, Inc.

5. "Date of Grant" means the day the Board of Directors authorizes the grant of an Award or such later date as may be specified by the Board of Directors as the date a particular Award will become effective.

6. "Participant" means any person that renders bona fide services to the Company (including, without limitation, the following: a person employed by the Company in a key capacity; an officer or director of the Company; a person engaged by the Company as a consultant; or a lawyer, law firm, accountant or accounting firm).

III. EFFECTIVE DATE OF THE PLAN.

The effective date of this Plan is May 16,2007.

IV. ADMINISTRATION OF THE PLAN.

The Board of Directors will be responsible for the administration of this Plan, and will grant Awards under this Plan. Subject to the express provisions of this Plan, the Board of Directors shall have full authority and sole and absolute discretion to interpret this Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations which it believes to be necessary or advisable in administering this Plan. The determinations of the Board of Directors on the matters referred to in this
Section shall be conclusive. The Board of Directors shall have sole and absolute discretion to amend this Plan. No member of the Board of Directors shall be liable for any act or omission in connection with the administration of this Plan unless it resulted from the member's willful misconduct.

V. STOCK SUBJECT TO THE PLAN.

The maximum number of shares of Common Stock as to which Awards may be granted under this Plan is 6,000,000 shares. The Board of Directors may increase the maximum number of shares of Common Stock as to which Awards may be granted at such time as it deems advisable.

VI. PERSONS ELIGIBLE TO RECEIVE AWARDS.

Awards may be granted only to Participants. Awards under the Plan may only be made to natural persons that provide services to Legend Mobile, Inc. or its subsidiaries and only to the extent of the value of such services as determined by the Board of Directors. No award may be made under the Plan if the services are in connection with raising capital or are made, directly or indirectly, to promote or maintain a market for the securities of Legend Mobile, Inc.

VII. GRANTS OF AWARDS.

Except as otherwise provided herein, the Board of Directors shall have complete discretion to determine when and to which Participant Awards are to be granted, and the number of shares of Common Stock as to which Awards granted to each Participant will relate. No grant will be made if, in the judgment of the Board of Directors, such a grant would constitute a public distribution within the meaning of the Securities Act of 1933, as amended (the "Act"), or the rules and regulations promulgated thereunder.

VIII. DELIVERY OF STOCK CERTIFICATES.

As promptly as practicable after authorizing the grant of an Award, Legend Mobile, Inc. shall deliver to the person who is the recipient of the Award, a certificate or certificates registered in that person's name, representing the number of shares of Common Stock that were granted. If applicable, each certificate shall bear a legend to indicate that the Common Stock represented by the certificate was issued in a transaction which was not registered under the Act, and may only be sold or transferred in a transaction that is registered under the Act or is exempt from the registration requirements of the Act.

IX. EMPLOYMENT.

Nothing in this Plan or in the grant of an Award shall confer upon any Participant the right to continue in the employ of the Company nor shall it interfere with or restrict in any way the rights of the Company to discharge any Participant at any time for any reason whatsoever, with or without cause.

X. LAWS AND REGULATIONS.

1. The obligation of Legend Mobile, Inc. to sell and deliver shares of Common Stock on the grant of an Award under this Plan shall be subject to the condition that counsel for Legend Mobile, Inc. be satisfied that the sale and delivery thereof will not violate the Act or any other applicable laws, rules or regulations.

2. This Plan is intended to meet the requirements of Rule 16b-3 in order to provide officers and directors with certain exemptions from Section 16(b) of the Securities Exchange Act of 1934, as amended.

XI. WITHHOLDING OF TAXES.

If subject to withholding tax, the Company shall be authorized to withhold from a Participant's salary or other cash compensation such sums of money as are necessary to pay the Participant's withholding tax. The Company may elect to withhold from the shares to be issued hereunder a sufficient number of shares to satisfy the Company's withholding obligations. If the Company becomes required to pay withholding taxes to any federal, state or other taxing authority as a result of the granting of an Award and the Participant fails to provide the Company with the funds with which to pay that withholding tax, the Company may withhold up to 50% of each payment of salary or bonus to the Participant (which will be in addition to any other required or permitted withholding), until the Company has been reimbursed for the entire withholding tax it was required to pay.

XII. TERMINATION OF THE PLAN.

The Board of Directors may suspend or terminate this Plan at any time or from time to time, but no such action shall adversely affect the rights of a person granted an Award under this Plan prior to that date.

XIII. DELIVERY OF PLAN.

A copy of this Plan shall be delivered to all participants, together with a copy of the resolution or resolutions of the Board of Directors authorizing the granting of the Award and establishing the terms, if any, of participation.

2

EXHIBIT 4.6

2007 STOCK PLAN

1. ESTABLISHMENT, PURPOSE AND TYPES OF AWARDS

Legend Mobile, Inc. (the "Corporation") hereby establishes the 2007 STOCK PLAN (the "Plan"). The purpose of the Plan is to promote the long-term growth and profitability of the Corporation by: (i) providing key people with incentives to improve stockholder value and to contribute to the growth and financial success of the Corporation and (ii) enabling the Corporation to attract, retain and reward the best available persons for positions of substantial responsibility.

The Plan permits the granting of stock options, including non-qualified stock options ("Options"), director stock options ("Director Stock Options") stock appreciation rights ("SARs"), restricted stock and deferred stock.

2. DEFINITIONS

Under this Plan, except where the context otherwise indicates, the following definitions apply:

(a) "Board" shall mean the Board of Directors of the Corporation.

(b) "Change in Control" shall mean (i) any sale, exchange or other disposition of substantially all of the Corporation's assets; or (ii) any merger, share exchange, consolidation or other reorganization or business combination in which the Corporation is not the surviving or continuing corporation, or in which the Corporation's stockholders become entitled to receive cash, securities of the Corporation other than voting common stock, or securities of another issuer.

(c) "Code" shall mean the Internal Revenue Code of 1986, as amended, and any regulations issued thereunder.

(d) "Committee" shall mean the Board or committee of Board members appointed pursuant to Section 3 of the Plan to administer the Plan.

(e) "Common Stock" shall mean shares of the Corporation's common stock, $.001 par value.

(f) "Deferred Stock" shall mean an award made pursuant to Section 10 of the right to receive Common Stock at the end of a specified deferral period.

(g) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

(h) "Fair Market Value" of a share of the Corporation's Common Stock for any purpose on a particular date shall be the last reported sale price per share of Common Stock, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on a national securities exchange or included for quotation on a system established by the National Association of Securities Dealers, Inc. ("Nasdaq System"), or if the Common Stock is not so listed or admitted to trading or included for quotation, the last quoted price, or if the Common Stock is not so quoted, the average of the high bid and low asked prices, regular way, in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotations system that may then be in use or, if the Common Stock is not quoted by any such organization, the average of the closing bid and asked prices, regular way, as furnished by a professional market maker making a market in the Common Stock as selected in good faith by the Committee or by such other source or sources as shall be selected in good faith by the Committee; and, provided further, that in the case of incentive stock options, the determination of Fair Market Value shall be made by the Committee in good faith in conformance with the Treasury Regulations under Section 422 of the Code. If, as the case may be, the relevant date is not a trading day, the determination shall be made as of the next preceding trading day. As used herein, the term "trading day" shall mean a day on which public trading of securities occurs and is reported in the principal consolidated reporting system referred to above, or if the Common Stock is not listed or admitted to trading on a national securities exchange or included for quotation on the Nasdaq System, any day other than a Saturday, a Sunday or a day in which banking institutions in the State of New York are closed.

(i) "Grant Agreement" shall mean a written agreement between the Corporation and a grantee memorializing the terms and conditions of an Option, Director Stock Option, SAR, restricted stock or deferred stock granted pursuant to the Plan.

(j) "Grant Date" shall mean the date on which the Committee formally acts to grant an Option, Director Stock Option, SARs, restricted stock or deferred stock to a grantee or such other date as the Committee shall so designate at the time of taking such formal action.

(k) "Parent" shall mean a corporation, whether now or hereafter existing, within the meaning of the definition of "parent corporation" provided in Section 424(e) of the Code, or any successor thereto of similar import.

(l) "Restricted Stock" shall mean an award of shares of Common Stock that are subject to restrictions under Section 9.

(m) "Rule 16b-3" shall mean Rule 16b-3 as in effect under the Exchange Act on the effective date of the Plan, or any successor provision prescribing conditions necessary to exempt the issuance of securities under the Plan (and further transactions in such securities) from Section 16(b) of the Exchange Act.

(n) "Securities Act" shall mean the Securities Act of 1933, as amended.

(o) "Subsidiary" and "Subsidiaries" shall mean only a corporation or corporations, whether now or hereafter existing, within the meaning of the definition of "subsidiary corporation" provided in Section 424(f) of the Code, or any successor thereto of similar import.

3. ADMINISTRATION

(a) Procedure. The Plan shall be administered by the Board. In the alternative, the Board may appoint a Committee to administer the Plan on behalf of the Board, subject to such terms and conditions as the Board may prescribe. Once appointed, the Committee shall continue to serve until otherwise directed by the Board. From time to time, the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the Committee and, thereafter, directly administer the Plan. In the event that the Board is the administrator of the Plan in lieu of a Committee, the term "Committee" as used herein shall be deemed to mean the Board.

Members of the Board or Committee who are either eligible for Options, Director Stock Options, SARs, restricted stock or deferred stock grants or have been granted same may vote on any matters affecting the administration of the Plan or the grant of Options, Director Stock Options, SARs, restricted stock or deferred stock pursuant to the Plan, except that no such member shall act upon the granting of an Option, Director Stock Option, SAR, restricted stock or deferred stock to himself or herself, but any such member may be counted in determining the existence of a quorum at any meeting of the Board or the Committee during which action is taken with respect to the granting of an Option, SAR, restricted stock or deferred stock to him or her.

The Committee shall meet at such times and places and upon such notice as it may determine. A majority of the Committee shall constitute a quorum. Any acts by the Committee may be taken at any meeting at which a quorum is present and shall be by majority vote of those members entitled to vote. Additionally, any acts reduced to writing or approved in writing by all of the members of the Committee shall be valid acts of the Committee.

(b) Rule 16b-3 Requirements. The Board shall take all action necessary to cause the Plan to be administered in accordance with the then effective provisions of Rule 16b-3, provided that any amendment to the Plan required for compliance with such provisions shall be made in accordance with Section 10 of the Plan.

(c) Powers of the Committee. The Committee shall have all the powers vested in it by the terms of the Plan, such powers to include authority, in its sole and absolute discretion, to grant Options Director Stock Options, SARs, restricted stock or deferred stock under the Plan, prescribe Grant Agreements evidencing such Options, Director Stock Options, SARs, restricted stock or deferred stock and establish programs for granting Options, Director Stock Options, SARs, restricted stock or deferred stock. The Committee shall have full power and authority to take all other actions necessary to carry out the purpose and intent of the Plan, including, but not limited to, the authority to:

(i) determine the eligible persons to whom, and the time or times at which Options, Director Stock Options, SARs, restricted stock or deferred stock shall be granted,

(ii) determine the types of Options, Director Stock Options, SARs, restricted stock or deferred stock to be granted,

(iii) determine the number of shares to be covered by each Director Stock Options, SARs, restricted stock or deferred stock Option,

(iv) impose such terms, limitations, restrictions and conditions upon any such Director Stock Options, SARs, restricted stock or deferred stock Option as the Committee shall deem appropriate,

(v) modify, extend Options, Director Stock Options, SARs, restricted stock or deferred stock accept the surrender of outstanding Options, Director Stock Options, SARs, restricted stock or deferred stock and substitute new Options, Director Stock Options, SARs, restricted stock or deferred stock provided that no such action shall be taken with respect to any outstanding Option, Director Stock Options, SARs, restricted stock or deferred stock which would adversely affect the grantee without the grantee's consent, and

(vi) accelerate or otherwise change the time in which an Option, Director Stock Options, SARs, restricted stock or deferred stock may be exercised, in whole or in part, including, but not limited to, any restriction or condition with respect to the vesting or exercisability of an Option, Director Stock Options, SARs, restricted stock or deferred stock following termination of any grantee's employment.

The Committee shall have full power and authority to administer and interpret the Plan and to adopt such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Committee deems necessary or advisable and to interpret same, all within the Committee's sole and absolute discretion.

(d) Limited Liability. To the maximum extent permitted by law, no member of the Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any Option thereunder.

(e) Indemnification. To the maximum extent permitted by law, the members of the Committee shall be indemnified by the Corporation in respect of all their activities under the Plan.

(f) Effect of Committee's Decision. All actions taken and decisions and determinations made by the Committee on all matters relating to the Plan pursuant to the powers vested in it hereunder shall be in the Committee's sole and absolute discretion and shall be conclusive and binding on all parties concerned, including the Corporation, its stockholders, any participants in the Plan and any other employee of the Corporation, and their respective successors in interest.

4. SHARES AVAILABLE FOR THE PLAN: MAXIMUM AWARDS

Subject to adjustments as provided in Section 9 of the Plan, the shares of stock that may be delivered or purchased under the Plan shall not exceed an aggregate of 1,000,000 shares of Common Stock of the Corporation. The Corporation shall reserve said number of shares for Options, Director Stock Options, SARs, restricted stock or deferred stock to be awarded under the Plan, subject to adjustments as provided in Section 9 of the Plan. If any Option, Director Stock Option, SAR, restricted stock or deferred stock, or portion of same, under the Plan expires or terminates unexercised, becomes unexercisable or is forfeited or otherwise terminated, surrendered or canceled as to any shares, the shares subject to such Option, Director Stock Option, SAR, restricted stock deferred stock or shall thereafter be available for further Options, Director Stock Options, SARs, restricted stock or deferred stock under the Plan unless such shares would not be deemed available for future Options, Director Stock Options, SARs, restricted stock or deferred stock pursuant to Section 16 of the Exchange Act.

5. PARTICIPATION

Options, Director Stock Options, SARs, restricted stock or deferred stock may be granted to such eligible persons and for or with respect to such number of shares of Common Stock as the Committee shall determine, subject to the limitations in Section 4 of the Plan. A grant of any type of Option, Director Stock Option, SAR, restricted stock or deferred stock made in any one year to an eligible person shall neither guarantee nor preclude a further grant of that or any other type of Option, Director Stock Options, SARs, restricted stock or deferred stock to such person in that year or subsequent years.

6. STOCK OPTIONS

Subject to the other applicable provisions of the Plan, the Committee may from time to time grant to eligible participants non-qualified stock options. The Options granted shall be subject to the following terms and conditions.

(a) Grant of Option. The grant of an Option shall be evidenced by a Grant Agreement, executed by the Corporation and the grantee, stating the number of shares of Common Stock subject to the Option evidenced thereby and the terms and conditions of such Option, in such form as the Committee may from time to time determine.

(b) Price. The price per share payable upon the exercise of each Option ("exercise price") shall be determined by the Committee.

(c) Payment. Options may be exercised in whole or in part by payment of the exercise price of the shares to be acquired in accordance with the provisions of the Grant Agreement, and/or such rules and regulations as the Committee may have prescribed, and/or such determinations, orders, or decisions as the Committee may have made. Payment of the exercise price shall be made in cash (or cash equivalents acceptable to the Committee) or by such other means as the Committee may prescribe. The Corporation may make or guarantee loans to grantees to assist grantees in exercising Options.

The Committee, subject to such limitations as it may determine, may authorize payment of the exercise price, in whole or in part, by delivery of a properly executed exercise notice, together with irrevocable instructions, to: (i) a brokerage firm designated by the Corporation to deliver promptly to the Corporation the aggregate amount of sale or loan proceeds to pay the exercise price and any withholding tax obligations that may arise in connection with the exercise, and (ii) the Corporation to deliver the certificates for such purchased shares directly to such brokerage firm.

(d) Terms of Options. The term during which each Option may be exercised shall be determined by the Committee. In no event shall an Option be exercisable more than ten years from the date it is granted. Prior to the exercise of the Option and delivery of the shares certificates represented thereby, the grantee shall have none of the rights of a stockholder with respect to any shares represented by an outstanding Option.

(e) Other Terms and Conditions. Options may contain such other provisions, not inconsistent with the provisions of the Plan, as the Committee shall determine appropriate from time to time. NO OPTION GRANTED UNDER THIS PLAN SHALL BE AN INCENTIVE STOCK OPTION INTENDED TO QUALIFY UNDER SECTION 422 OF THE CODE.

7. DIRECTOR STOCK OPTIONS

Director Stock Options granted under this Plan shall be non-qualified stock options which are not intended to be "incentive stock options" within the meaning of Code Section 422. Subject to the other applicable provisions of the Plan, the Committee may from time to time grant to eligible participants Director Stock Options. The Director Stock Options granted shall be subject to the following terms and conditions.

(a) Grant of Director Stock Option. The grant of a Director Stock Option shall be evidenced by a Grant Agreement, executed by the Corporation and the grantee, stating the number of shares of Common Stock subject to the Director Stock Option evidenced thereby and the terms and conditions of such Director Stock Option, in such form as the Committee may from time to time determine.

(b) Price. The price per share payable upon the exercise of each Director Stock Option ("exercise price") shall be determined by the Committee.

(c) Payment. Director Stock Options may be exercised in whole or in part by payment of the exercise price of the shares to be acquired in accordance with the provisions of the Grant Agreement, and/or such rules and regulations as the Committee may have prescribed, and/or such determinations, orders, or decisions as the Committee may have made. Payment of the exercise price shall be made in cash (or cash equivalents acceptable to the Committee) or by such other means as the Committee may prescribe. The Corporation may make or guarantee loans to grantees to assist grantees in exercising Director Stock Options.

The Committee, subject to such limitations as it may determine, may authorize payment of the exercise price, in whole or in part, by delivery of a properly executed exercise notice, together with irrevocable instructions, to: (i) a brokerage firm designated by the Corporation to deliver promptly to the Corporation the aggregate amount of sale or loan proceeds to pay the exercise price and any withholding tax obligations that may arise in connection with the exercise, and (ii) the Corporation to deliver the certificates for such purchased shares directly to such brokerage firm.

(d) Terms of Director Stock Options. The term during which each Director Stock Option may be exercised shall be determined by the Committee. In no event shall a Director Stock Option be exercisable less than six months or more than ten years from the date it is granted. Prior to the exercise of the Director Stock Option and delivery of the shares certificates represented thereby, the grantee shall have none of the rights of a stockholder with respect to any shares represented by an outstanding Director Stock Option.

(e) Other Terms and Conditions. Director Stock Options may contain such other provisions, not inconsistent with the provisions of the Plan, as the Committee shall determine appropriate from time to time.

8. STOCK APPRECIATION RIGHTS

(a) Grant and Exercise. SARs may be granted in conjunction with all or part of any Option granted under this Plan. In the case of a non-qualified stock option, such rights may be granted either at or after the time of the grant of such non-qualified stock option. In the case of an incentive stock option, such rights may be granted only at the time of the grant of such incentive stock option.

A SAR or applicable portion thereof granted with respect to a given Option shall terminate and no longer be exercisable upon the termination or exercise of the related Option, except that, unless otherwise provided by the Committee at the time of grant, a SAR granted with respect to less than the full number of shares covered by a related Option shall only be reduced if and to the extent that the number of shares covered by the exercise or termination of the related Option exceeds the number of shares not covered by the SARs.

A SAR may be exercised by an optionee, in accordance with Section 8.2, by surrendering the applicable portion of the related Option. Upon such exercise and surrender, the optionee shall be entitled to receive amount determined in the manner prescribed in Section 8.2. Stock Options having been so surrendered, in whole or in part, shall no longer be exercisable to the extent the related SAR have been exercised.

(b) Terms and Conditions. SARs shall be subject to such terms and conditions, not inconsistent with the provisions of this Plan, as shall be determined from time to time by the Committee, including the following:

(i) SARs shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate shall be exercisable in accordance with the provisions of Section 6 and this Section; provided, however, that any SAR granted subsequent to the grant of the related Stock Option shall not be exercisable during the first six months of the term of the SAR, except that this additional limitation shall not apply in the event of death or Disability of the optionee prior to the expiration of the six-month period.

(ii) Upon the exercise of a SAR, an optionee shall be entitled to receive up to, but not more than, an amount in cash or shares of Common Stock equal in value to the excess of the Fair Market Value of one share of Common Stock over the option price per share specified in the related Option multiplied by the number of shares with respect to which the SAR shall have been exercised, with the Committee having the sole and exclusive right to determine the form of payment.

(iii) SARs shall be transferable only when and to the extent that the underlying Option would be transferable under Section 6.5.

(iv) Upon the exercise of a SAR, the Option or part thereof to which such SAR is related shall be deemed to have been exercised for the purpose of the limitation set forth in Section 4 on the number of shares of Stock to be issued under this Plan.

(v) A SAR granted in connection with an incentive stock option may be exercised only if and when the market price of the Common Stock subject to the incentive stock option exceeds the exercise price of such Stock Option.

In its sole discretion, the Committee may provide, at the time of grant of a SAR under this Section, that such SAR can be exercised only in the event of a Change of Control.

9. RESTRICTED STOCK

(a) Administration. Shares of Stock may be issued either alone or in addition to other awards granted under this Plan. The Committee shall determine the officers and key employees of the Corporation and its Subsidiaries to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the price, if any, to be paid by the recipient of Restricted Stock (subject to Section 9.2, the time or times within which such awards may be subject to forfeiture, and all other conditions of the awards). The Committee may also condition the grant of Restricted Stock upon the attainment of specified performance goals, or such other criteria as the Committee may determine, in its sole discretion. The provisions of Restricted Stock awards need not be the same with respect to each recipient.

(b) Awards and Certificates. The prospective recipient of an award of shares of Restricted Stock shall not have any rights with respect to such award, unless and until such recipient has executed an agreement evidencing the award (a "Restricted Stock Award Agreement") and has delivered a fully executed copy thereof to the Corporation, and has otherwise complied with the then applicable terms and conditions.

(i) Awards of Restricted Stock must be accepted within a period of 90 days (or such shorter period as the Committee may specify) after the award date by executing a Restricted Stock Award Agreement and paying whatever price, if any, is required.

(ii) Each participant who is awarded Restricted Stock shall be issued a stock certificate with respect to those shares of Restricted Stock. The certificate shall be registered in the name of the participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award, substantially in the following form:

"The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Stock Plan and a Restricted Stock Award Agreement entered into between the registered owner and the Corporation. Copies of the Plan and the Agreement are on file in the offices of the Corporation, 244 Fifth Ave Ste. P204, New York , New York  10001.

(iii) The Committee shall require that the stock certificates evidencing such shares will be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock award, the participant shall have delivered a stock power to the Company, endorsed in blank, relating to the Stock covered by such award.

(c) Restrictions and Conditions. The shares of Restricted Stock awarded pursuant to this Section shall be subject to the following restrictions and conditions:

(i) Subject to the provisions of this Plan and the Restricted Stock Award Agreements, during such period as may be set by the Committee commencing on the grant date (the "Restriction Period"), the participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock awarded under this Plan. Within these limits, the Committee may, in its sole discretion, provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part based on performance and/or such other factors as the Committee may determine, in its sole discretion.

(ii) Except as provided in Section 9.3(a), the participant shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Company, including the right to receive any dividends. Dividends paid in stock of the Company or stock received in connection with a stock split with respect to Restricted Stock shall be subject to the same restrictions as on such Restricted Stock. Certificates for shares of unrestricted Stock shall be delivered to the participant promptly after, and only after, the period of forfeiture shall expire without forfeiture in respect of such shares of Restricted Stock.

(iii) Subject to the provisions of the Restricted Stock Award Agreement and this Section, upon the participant's termination of employment for any reason during the Restriction Period, all shares still subject to restriction shall be forfeited by the participant, and the participant shall only receive the amount, if any, paid by the participant for such forfeited Restricted Stock.

(iv) In the event of special hardship circumstances of a participant whose employment is involuntarily terminated (other than for Cause), the Committee may, in its sole discretion, waive in whole or in part any or all remaining restrictions with respect to such participant's shares of Restricted Stock.

10. DEFERRED STOCK AWARDS

(a) Administration. Deferred Stock may be awarded either alone or in addition to other awards granted under this Plan. The Committee shall determine the officers and key employees of the Company, its Subsidiaries and Affiliates to whom, and the time or times at which, Deferred Stock shall be awarded, the number of shares of Deferred Stock to be awarded to any participant, the duration of the period (the "Deferral Period") during which, and the conditions under which, receipt of the Stock will be deferred and the terms and conditions of the award in addition to those set forth in Section 10(b). The Committee may also condition the grant of Deferred Stock upon the attainment of specified performance goals, or such other criteria as the Committee shall determine, in its sole discretion. The provisions of Deferred Stock awards need not be the same with respect to each recipient.

(b) Terms and Conditions. The shares of Deferred Stock awarded pursuant to this
Section shall be subject to the following terms and conditions:

(i) Subject to the provisions of this Plan and the award agreement, Deferred Stock awards may not be sold, assigned, transferred, pledged, or otherwise encumbered during the Deferral Period. At the expiration of the Deferral Period (or Elective Deferral Period, where applicable), share certificates shall be delivered to the participant, or his legal representative, in a number equal to the shares covered by the Deferred Stock award.

(ii) At the time of the award, the Committee may, in its sole discretion, determine that amounts equal to any dividends declared during the Deferral Period with respect to the number of shares covered by a Deferred Stock award will be: (a) paid to the participant currently, (b) deferred and deemed to be reinvested, or (c) forfeited because the participant has no rights with respect thereto.

(iii) Subject to the provisions of the award agreement and this Section, upon termination of employment for any reason during the Deferral Period for a given award, the Deferred Stock in question including any deferred and reinvested dividends thereon shall be forfeited by the participant.

(iv) Based on performance and/or such other criteria as the Committee may determine, the Committee may, at or after the grant, accelerate the vesting of all or any part of any Deferred Stock award and/or waive the deferral limitations for all or any part of such award.

(v) In the event of special hardship circumstances of a participant whose employment is involuntarily terminated (other than for Cause), the Committee may, in its sole discretion, waive in whole or in part any or all of the remaining deferral limitations imposed hereunder with respect to any or all of the participant's Deferred Stock.

(vi) A participant may elect to defer further receipt of the award for a specified period or until a specified event (the "Elective Deferral Period"), subject in each case to the Committee's approval and to such terms as are determined by the Committee, all in its sole discretion. Subject to any exceptions adopted by the Committee, such election must be made at least six months prior to the completion of the Deferral Period for a Deferred Stock award (or for an installment of such an award).

(vii) Each award shall be confirmed by, and subject to the terms of, a Deferred Stock award agreement executed by the Company and the participant.

11. LOAN PROVISIONS

With the consent of the Committee, the Corporation may make, guarantee, or arrange for, a loan or loans to an employee with respect to the exercise of any Option granted under this Plan and/or with respect to the payment of the purchase price, if any, of any Restricted Stock awarded hereunder and/or with respect to the payment by optionee of any or all federal and/or state income taxes due on account of the granting or exercise of any stock option or other awards hereunder. The Committee shall have full authority to decide whether to make a loan or loans hereunder and to determine the amount, terms and provisions of any such loan or loans, including the interest rate to be charged in respect of any such loan or loans, whether the loan or loans are to be with or without recourse against the borrower, the terms on which the loan is to be repaid and the conditions, if any, under which the loan or loans may be forgiven.

12. WITHHOLDING OF TAXES

The Corporation may require, as a condition to any exercise of an Option under the Plan or a Grant Agreement (hereinafter referred to as a "taxable event"), that the grantee pay to the Corporation, in cash, any federal, state or local taxes of any kind required by law to be withheld with respect to any taxable event under the Plan. The Corporation, to the extent permitted or required by law, shall have the right to deduct from any payment of any kind (including salary or bonus) otherwise due to a grantee any federal, state or local taxes of any kind required by law to be withheld with respect to any taxable event under the Plan, or to retain or sell without notice a sufficient number of the shares to be issued to such grantee to cover any such taxes.

13. TRANSFERABILITY

To the extent required to comply with Rule 16b-3, and in any event in the case of an incentive stock option, no Option granted under the Plan shall be transferable by a grantee otherwise than by will or the laws of descent and distribution. Unless otherwise determined by the Committee in accord with the provisions of the immediately preceding sentence, an Option may be exercised during the lifetime of the grantee, only by the grantee or, during the period the grantee is under a legal disability, by the grantee's guardian or legal representative.

14. ADJUSTMENTS; BUSINESS COMBINATIONS

In the event of a reclassification, recapitalization, stock split, stock dividend, combination of shares, or other similar event, the maximum number and kind of shares reserved for issuance or with respect to which Options may be granted under the Plan as provided in Section 4 shall be adjusted to reflect such event, and the Committee shall make such adjustments as it deems appropriate and equitable in the number, kind and price of shares covered by outstanding Options made under the Plan, and in any other matters which relate to Options and which are affected by the changes in the Common Stock referred to above.

In the event of any proposed Change in Control, the Committee shall take such action as it deems appropriate to effectuate the purposes of this Plan and to protect the grantees of Options, which action may include, but without limitation, any one or more of the following: (i) acceleration or change of the exercise dates of any Option; (ii) arrangements with grantees for the payment of appropriate consideration to them for the cancellation and surrender of any Option; and (iii) in any case where equity securities other than Common Stock of the Corporation are proposed to be delivered in exchange for or with respect to Common Stock of the Corporation, arrangements providing that any Option shall become one or more Options with respect to such other equity securities.

In the event the Corporation dissolves and liquidates (other than pursuant to a plan of merger or reorganization), then notwithstanding any restrictions on exercise set forth in this Plan or any Grant Agreement (i) each grantee shall have the right to exercise his Option at any time up to ten days prior to the effective date of such liquidation and dissolution; and (ii) the Committee may make arrangements with the grantees for the payment of appropriate consideration to them for the cancellation and surrender of any Option that is so canceled or surrendered at any time up to ten days prior to the effective date of such liquidation and dissolution. The Committee may establish a different period (and different conditions) for such exercise, cancellation, or surrender to avoid subjecting the grantee to liability under Section 16(b) of the Exchange Act. Any Option not so exercised, canceled, or surrendered shall terminate on the last day for exercise prior to such effective date.

15. TERMINATION AND MODIFICATION OF THE PLAN

The Board, without further approval of the stockholders, may modify or terminate the Plan, except that no modification shall become effective without prior approval of the stockholders of the Corporation if stockholder approval would be required for continued compliance with Rule 16b-3.

The Committee shall be authorized to make minor or administrative modifications to the Plan as well as modifications to the Plan that may be dictated by requirements of federal or state laws applicable to the Corporation or that may be authorized or made desirable by such laws. The Committee may amend or modify the grant of any outstanding Option in any manner to the extent that the Committee would have had the authority to make such Option as so modified or amended. No modification may be made that would materially adversely affect any Option previously made under the Plan without the approval of the grantee.

16. NON-GUARANTEE OF EMPLOYMENT

Nothing in the Plan or in any Grant Agreement thereunder shall confer any right on an employee to continue in the employ of the Corporation or shall interfere in any way with the right of the Corporation to terminate an employee at any time.

17. TERMINATION OF EMPLOYMENT

For purposes of maintaining a grantee's continuous status as an employee and accrual of rights under any Options, transfer of an employee among the Corporation and the Corporation's Parent or Subsidiaries shall not be considered a termination of employment. Nor shall it be considered a termination of employment for such purposes if an employee is placed on military or sick leave or such other leave of absence which is considered as continuing intact the employment relationship; in such a case, the employment relationship shall be continued until the date when an employee's right to reemployment shall no longer be guaranteed either by law or contract.

18. WRITTEN AGREEMENT

Each Grant Agreement entered into between the Corporation and a grantee with respect to an Option granted under the Plan shall incorporate the terms of this Plan and shall contain such provisions, consistent with the provisions of the Plan, as may be established by the Committee.

19. NON-UNIFORM DETERMINATIONS

The Committee's determinations under the Plan (including, without limitation, determinations of the persons to receive Options, the form, amount and timing of such Options, the terms and provisions of such Options and the agreements evidencing same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Options under the Plan, whether or not such persons are similarly situated.

20. LIMITATION ON BENEFITS

With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

21. LISTING AND REGISTRATION

If the Corporation determines that the listing, registration or qualification upon any securities exchange or upon any Nasdaq system or under any law, of shares subject to any Option is necessary or desirable as a condition of, or in connection with, the granting of same or the issue or purchase of shares thereunder, no such Option may be exercised in whole or in part and no restrictions on such Option shall lapse, unless such listing, registration or qualification is effected free of any conditions not acceptable to the Corporation.

23. GOVERNING LAW

The validity, construction and effect of the Plan, of Grant Agreements entered into pursuant to the Plan, and of any rules, regulations, determinations or decisions made by the Board or Committee relating to the Plan or such Grant Agreements, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with applicable federal laws and the laws of the State of Delaware, without regard to its conflict of laws rules and principles.

24. PLAN SUBJECT TO CERTIFICATE OF INCORPORATION AND BY-LAWS

This Plan is subject to the Certificate of Incorporation and By-Laws of the Corporation, as they may be amended from time to time.

25. EFFECTIVE DATE; TERMINATION DATE

The Plan is effective as of May 16, 2007, the date on which the Plan was adopted. Unless previously terminated, the Plan shall terminate on the close of business on May 16, 2017, ten years from the effective date. Subject to other applicable provisions of the Plan, all Options granted under the Plan prior to termination of the Plan shall remain in effect until such Options have been satisfied or terminated in accordance with the Plan and the terms of such Options.

EXHIBIT 5.1

Lehman & Eilen LLP
20283 State Road 7, Suite 300
Boca Raton, FL 33498
Telephone (561) 237-0804
Facsimile (561) 237-0803

May 16, 2007

Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

Ladies and Gentlemen:

As legal counsel for Legend Mobile, Inc., a Delaware corporation (the "Company"), we are rendering this opinion in connection with the registration under the Securities Act of 1933, as amended, of up to 6,000,000 shares of the Common Stock, $0.001 par value, of the Company which may be issued pursuant to the exercise of options and purchase rights granted under the Legend Mobile, Inc. 2007 Stock Plan and 2007 Consultant Stock Plan (collectively, "the Plans").

We have examined all instruments, documents and records with we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

We are admitted to practice on in the State of New York and we express no opinion concerning any law other than the law of the State of New York, the corporation laws of the State of Delaware and the federal law of the United States. As to the matters of Delaware corporation law, we have based our opinion solely upon our examination of such laws and the rules and regulations of the authorities administering such laws, all as reported in standard, unofficial compilations. We have not obtained opinions of counsel licensed to practice in jurisdictions other than the State of New York.

Based on such examination, we are of the opinion that the 7,000,000 shares of Common Stock which may be issued under the Plans are duly authorized shares of the Company's Common Stock, and, when issued against receipt of the consideration therefore in accordance with the provisions of the Plans will be validly issued, fully paid and nonassessable.

This Opinion is rendered to you in connection with the registration statement and we disclaim any obligation to advise you of any change of law that occurs, or any facts of which we may become aware, after the date of this opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and the use of our name wherever it appears in said Registration Statement.

Very truly yours,

/s/ Hank Gracin Hank Gracin

EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement of Legend Mobile, Inc. on Form S-8 of our report, dated March 23, 2007, on our audit of the consolidated financial statements of Legend Mobile, Inc. as of December 31, 2006 and 2005.

/s/ Gruber & Company, LLC ------------------------------ Gruber & Company, LLC Lake Saint Louis, Missouri May 16, 2007